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                                                                   EXHIBIT 11


                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement of Computation of Earnings per Share


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


                                              For the Three Months
                                                  Ended Mar. 31
                                             ------------------------
                                                2000         1999
                                             -----------  -----------
   Net Earnings                              $ 2,436,000  $ 3,416,000
                                             ===========  ===========

   Weighted average common shares
      outstanding                             15,005,000   15,005,000
                                             ===========  ===========

   Basic and diluted earnings per share
      of common stock                        $       .16  $       .23
                                             ===========  ===========

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